UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2020 (August 28, 2020)

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648

(Address of Principal Executive Offices, and Zip Code)

(609) 896-9100

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into Material Definitive Agreement

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 28, 2020, Celsion Corporation, a Delaware corporation (“Celsion”), entered into the First Amendment (the “Amendment”) to the Venture Loan and Security Agreement with Horizon Technology Finance Corporation (“Horizon”) dated June 27, 2018 (the “Initial Horizon Credit Agreement”).

On June 27, 2018, in connection with the closing of the Initial Horizon Credit Agreement, Celsion drew down $10 million in new capital, as further described in Celsion’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 28, 2018. On August 28, 2020, in connection with the Amendment, Celsion repaid $5 million of the initial $10 million, and the remaining $5 million in obligations were restructured as set forth below.

Pursuant to the Amendment, the remaining $5 million in obligations of Celsion under the Initial Horizon Credit Agreement are secured by a first-priority security interest in substantially all assets of Celsion other than intellectual property assets. The obligations will bear interest at a rate calculated based an amount by which the one-month LIBOR exceeds 2% plus 9.625%. In no event shall the interest rate be less than 9.625%. Payments pursuant to the Amendment are interest only for the first twelve (12) months after August 1, 2020, followed by a 21-month amortization period of principal and interest through the scheduled maturity date. In addition, the remaining $5 million in obligations is subject to an end of term fee equal, in the aggregate, to $275,000 which amount shall be payable upon the maturity of the obligations or upon the date of final payment or default, as applicable. In connection with the Amendment, Celsion has agreed to a liquidity covenant which provides that, at all times, Celsion shall maintain unrestricted cash and/or Cash Equivalents on deposit in accounts over which the applicable Lenders maintain an account control agreement in an amount not less than $2.5 million. In addition, pursuant to the Amendment, Celsion has agreed to provide evidence to Horizon on or before March 31, 2021, that it has received aggregate cash proceeds of not less than $5 million from the sale of equity, debt, its New Jersey net operating losses, or a combination thereof, subsequent to the date of the Amendment.

As a fee in connection with the Initial Horizon Credit Agreement, Celsion issued Horizon warrants exercisable for a total of 190,114 shares of Celsion’s common stock (the “Existing Warrants”) at a per share exercise price of $2.63. Pursuant to the Amendment, one-half of the aggregate Existing Warrants, exercisable for a total of 95,057 shares of Celsion’s common stock, have been canceled, and, in connection with the outstanding $5 million in obligations described above, Celsion issued Horizon new warrants exercisable at a per share exercise price equal to $1.01 for a total of 247,525 shares of Celsion’s common stock (the “New Warrants” and, together with the Existing Warrants, the “Warrants”). The remaining 95,057 Existing Warrants issued in connection with the Initial Horizon Credit Agreement remain outstanding at a per share exercise price of $2.63.

The Warrants are immediately exercisable for cash or by net exercise from the date of grant and will expire after ten years from the date of grant. Following the date of grant and within 90 days, Celsion is required to register the common stock underlying the Warrants. The Horizon Credit Agreement contains customary representations, warranties and affirmative and negative covenants including, among other things, covenants that limit or restrict Celsion’s ability to grant liens, incur indebtedness, make certain restricted payments, merge or consolidate and make dispositions of assets.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which Celsion intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” regarding the New Warrants, which is incorporated by reference into this Item 3.02.

The purchase and issuance of the New Warrants occurred concurrent with the execution of the Amendment and no separate consideration was paid for the New Warrants, The Warrants have not been registered under the Securities Act of 1933, as amended, and was issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares issued or issuable thereunder are restricted in accordance with Rule 144 under the Securities Act of 1933. The issuances and the potential issuances did not involve any public offering; Celsion made no solicitation in connection with the private placement other than communications with the purchasers; Celsion obtained representations from the purchasers regarding their investment intent, knowledge and experience; the purchasers either received or had access to adequate information about Celsion in order to make informed investment decisions; Celsion reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares potentially issuable thereunder are issuable with restricted securities legends. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The Warrant and the shares issued upon exercise thereof have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, Horizon may not issue additional loan tranches and has no obligation to issue them; Celsion may be unable to find suitable assets or companies to acquire on attractive terms; any failure to satisfy the closing conditions of subsequent borrowings of the credit facility; any increase in Celsion’s cash needs; unforeseen changes in the course of Celsion’s research and development activities and clinical trials; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. Celsion undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: September 2, 2020	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President
and Chief Financial Officer